Exhibit 99.1

Spire Global and Signal Ocean Collaborate to Drive Digitalization of the Maritime Economy; Signal Ocean to Make $10 Million Strategic Investment in Spire Global

VIENNA, Va., February 8, 2024 — Spire Global, Inc. (NYSE: SPIR) (“Spire” or the “Company”), a global provider of space-based data, analytics and space services and Signal Ocean, a leader in shipping technology, have agreed to partner to drive digitization of the maritime economy. Under this agreement, Spire and Signal Ocean will partner to leverage their respective strengths. Spire will contribute its unique, proprietary datasets, relevant for precise monitoring of the maritime domain. Signal Ocean will bring its best-in-class expertise in artificial intelligence (AI), machine learning and natural language processing to create new innovative solutions to propel the digitalization of the maritime economy while enhancing global security and transparency in our oceans.

“Signal, as a group, brings deep knowledge of the maritime domain gained over years through the operation of commercial ships, the development of proprietary analytics tools and its multiple, successful investments across shipping, logistics and the commodities space,” said Peter Platzer, CEO of Spire Global. “We’re thrilled to leverage Signal’s expertise in combination with Spire’s unique data capabilities to drive meaningful innovation that transforms the way we understand and navigate the maritime domain.”

“We look forward to deepening our partnership with Spire, a leader in space technology and an established provider of fundamental data for the maritime sector with a global, cross-sector reach,” said Ioannis Martinos, CEO of The Signal Group. “Our core belief is that technology adoption in the maritime sector is accelerated through a well-linked technology ecosystem that leverages synergies to the ultimate benefit of our users.”

On February 4, 2024, Spire and Signal Ocean Ltd (“Signal Ocean”) entered into a securities purchase agreement (the “SPA”) for the issuance and sale of 833,333 shares (“Shares”) of the Company’s Class A common stock to Signal Ocean at a price of $12.00 per share (the “Private Placement”). The Private Placement closed on February 8, 2024 (the “Closing”), resulting in gross proceeds to Spire of $10 million.

The Company also agreed to prepare and file a registration statement registering the Shares for resale under the Securities Act of 1933, as amended, within 30 days of the Closing.

About Spire Global, Inc.

Spire (NYSE: SPIR) is a global provider of space-based data, analytics and space services, offering unique datasets and powerful insights about Earth so that organizations can make decisions with confidence in a rapidly changing world. Spire builds, owns, and operates a fully deployed satellite constellation that observes the Earth in real time using radio frequency technology. The data acquired by Spire’s satellites provides global weather intelligence, ship and plane movements, and spoofing and jamming detection to better predict how their patterns impact economies, global security, business operations and the environment. Spire also offers Space as a Service solutions that empower customers to leverage its established infrastructure to put their business in space. Spire has nine offices across the U.S., Canada, UK, Luxembourg, Germany and Singapore. To learn more, visit spire.com.

About The Signal Group

Established in 2014 Signal is a diversified shipping services group with offices in London, Singapore, Houston and Athens. Signal offers commercial ship management services to a pool of Aframax class oil tankers and Product Tankers (MR). In addition, Signal develops and invests in next generation shipping related software technologies. It is led by an executive team who has more than 65 years of collective experience in ship management at the highest level. The leadership team is supported by a world-class mix of commercial shipping professionals, finance professionals, strategists, energy market analysts, data scientists and developers.

Signal Ocean is the technology arm which has created the Signal Ocean Platform that allows charterers, brokers and shipowners to securely process, aggregate, analyze and interrogate a complex array of private and public shipping data. Powered by sophisticated machine learning and artificial intelligence technologies, the platform processes the available data to deliver customized, exclusive insights for smarter, faster and more-informed decision-making. To learn more, visit https://www.thesignalgroup.com/

Forward-Looking Statements

This press release contains forward-looking statements, including information about management's view of Spire’s future expectations, plans and prospects, including our views regarding future execution within our business, and the opportunity we see in our industry, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of Spire to be materially different than those expressed or implied in such statements. Certain of these risk factors and others are included in documents Spire files with the Securities and Exchange Commission, including but not limited to, Spire’s Annual Report on Form 10-K for the year ended December 31, 2022, as well as subsequent reports filed with the Securities and Exchange Commission. Other unknown or unpredictable factors also could have material adverse effects on Spire’s future results. The forward-looking statements included in this press release are made only as of the date hereof. Spire cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Spire expressly disclaims any intent or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Media Contacts

Sarah Freeman

Communications Manager

Sarah.Freeman@spire.com

Benjamin Hackman
Head of Investor Relations
Benjamin.Hackman@spire.com

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